Exhibit 99.1

FAT BRANDS INC. REPORTS FISCAL THIRD QUARTER 2019 FINANCIAL RESULTS

Conference call and webcast will be held at 5:00 p.m. ET today

LOS ANGELES (November 7, 2019) – FAT (Fresh. Authentic. Tasty.) Brands Inc. (NASDAQ: FAT) (“FAT Brands” or the “Company”) today reported fiscal third quarter 2019 financial results for the 13-week period ending September 29, 2019.

Andy Wiederhorn, President and CEO of FAT Brands, commented, “We are pleased with our performance in the third quarter which included nearly 11% revenue growth and EBITDA growth of over 70%, as we continue to execute our brand acquisition strategy. During the quarter we successfully integrated our latest acquisition, Elevation Burger, which is now running at full synergies. We have built a considerable brand pipeline from which we will acquire synergistic brands to add to our unique platform.”

Wiederhorn continued, “We continue to pursue financing that will lower our cost of capital. To that end, we recently completed the initial closing of our Series B preferred offering with significant insider purchases. Furthermore, in the next few months, we expect to close a whole-business securitization deal that will further reduce our cost of capital and provide ample permanent capital to pursue our growth strategy.”

Fiscal Third Quarter 2019 Highlights

●	Total revenues of $6.5 million, up 10.6% from $5.9 million in the third quarter of 2018. Excluding advertising revenues, revenues grew 10.5% to $5.3 million from $4.8 million in the third quarter of 2018.

○	System-wide sales growth of 7.5% y/y and 19.4% YTD

■	United States sales growth of 4.5% y/y and 24.9% YTD
■	Canada sales growth of 5.2% y/y and 5.5% YTD
■	Other International(1) sales growth of 24.1% y/y and 6.7% YTD

○	System-wide same-store sales growth of (1.3%) y/y and (1.0%) YTD

■	United States same-store sales growth of (0.1%) y/y and 0.2% YTD
■	Canada same-store sales growth of 2.5% y/y and 2.7% YTD
■	Other International(1) sales growth of (10.5%) y/y and (9.4%) YTD

○	Six new franchised store openings during the third quarter 2019, with two additional openings thus far in the fourth quarter

■	Store count as of September 29, 2019: 384 stores system-wide

●	Net income of $1,154,000 or $0.10 per share on a basic and fully diluted basis, as compared to net income of $10,000 or $0.00 per share on a basic and fully diluted basis in the third quarter of 2018
●	EBITDA(2) of $3.0 million as compared to $1.8 million in the third quarter of 2018
●	Adjusted EBITDA(2) of $2.3 million as compared to $2.2 million in the third quarter of 2018. The reconciliation of EBITDA to Adjusted EBITDA can be found in the accompanying financial tables.

(1)	Excludes Canada, includes Puerto Rico.
(2)	EBITDA and Adjusted EBITDA are non-GAAP measures defined below, under “Non-GAAP Measures”. A reconciliation of GAAP net income to EBITDA and adjusted EBITDA is included in the accompanying financial tables.

Key Financial Definitions

New store openings - The number of new store openings reflects the number of stores opened during a particular reporting period. The total number of new stores per reporting period and the timing of stores openings has, and will continue to have, an impact on our results.

Same-store sales growth - Same-store sales growth reflects the change in year-over-year sales for the comparable store base, which we define as the number of stores open for at least one full fiscal year regardless of whether the brand during the prior measurement period was owned by FAT Brands or a predecessor. Given our focused marketing efforts and public excitement surrounding each opening, new stores often experience an initial start-up period with considerably higher than average sales volumes, which subsequently decrease to stabilized levels after three to six months. Thus, we do not include stores in the comparable base until they have been open for at least one full fiscal year.

System-wide sales growth - System wide sales growth reflects the percentage change in sales in any given fiscal period compared to the prior fiscal period for all stores in that brand only when the brand is owned by FAT Brands. Because of acquisitions, new store openings and store closures, the stores open throughout both fiscal periods being compared may be different from period to period.

Conference Call and Webcast

FAT Brands will host a conference call and webcast to discuss its fiscal third quarter 2019 financial results today at 5:00 PM ET. Hosting the conference call and webcast will be Andy Wiederhorn, President and Chief Executive Officer; and Rebecca Hershinger, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 412-317-6026. A replay will be available after the call until Thursday, November 14, 2019, and can be accessed by dialing 412-317-6671. The passcode is 10136456.

The webcast will be available at www.fatbrands.com under the “invest” section and will be archived on the site shortly after the call has concluded.

About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets and develops fast casual and casual dining restaurant concepts around the world. The Company currently owns eight restaurant brands: Fatburger, Buffalo’s Cafe, Buffalo’s Express, Hurricane Grill & Wings, Elevation Burger, Yalla Mediterranean and Ponderosa and Bonanza Steakhouses, and franchises over 380 units worldwide.

For more information, please visit www.fatbrands.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial and operating results of the Company, our future acquisitions, and our ability to pay a cash dividend to our common stockholders. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

Non-GAAP Measures (Unaudited)

This press release includes the non-GAAP financial measure of EBITDA and Adjusted EBITDA.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We use the term EBITDA, as opposed to income from operations, as it is widely used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. EBITDA is not a measure of our financial performance or liquidity that is determined in accordance with generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP.

Adjusted EBITDA is defined as EBITDA (as defined above), excluding expenses related to acquisitions, refranchising restaurant costs and expenses, net of revenue, gains from refranchising of restaurants, and certain non-recurring or non-cash items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations.

A reconciliation of net income presented in accordance with GAAP to EBITDA and adjusted EBITDA is set forth in the tables below.

Investor Relations:

ICR

Alexis Tessier

IR-FATBrands@icrinc.com

203-682-8286

Media Relations:

Konnect Agency

Liz Duggan/Rebecca Campbell

eduggan@konnectagency.com

rcampbell@konnectagency.com

213-988-8344

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FAT Brands Inc. Consolidated Statements of Operations Data

	13 weeks ended September 29, 2019	13 weeks ended September 30, 2018	39 weeks ended September 29, 2019	39 weeks ended September 30, 2018

(in thousands)

Revenues
Royalties	$3,937	$3,370	$11,064	$8,802
Franchise fees	1,272	1,343	2,578	2,041
Store opening fees	109	100	398	205
Advertising fees	1,151	1,038	3,159	2,264
Management fees and other income	15	13	54	45
Total revenues	6,484	5,864	17,253	13,357

Costs and expenses
General and administrative expenses	3,164	2,717	8,706	7,216
Advertising expenses	1,151	1,038	3,159	2,264
Refranchising (gain)	(902)	-	(851)	-
	3,413	3,755	11,014	9,480

Income from operations	3,071	2,109	6,239	3,877

Other expense
Interest expense, net	(1,975)	(1,428)	(5,357)	(1,942)
Depreciation and amortization	(258)	(120)	(536)	(193)
Other expense, net	(56)	(352)	(157)	(355)
Other expense, net	(2,289)	(1,900)	(6,050)	(2,490)

Income before provision for income taxs (benefit)	782	209	189	1,387

Provision for income taxes (benefit)	$(372)	$199	$253	$495

Net income (loss)	$1,154	$10	$(64)	$892
Basic and diluted income (loss) per share	$0.10	$0.00	$(0.01)	$0.08

Consolidated Balance Sheet for FAT Brands Inc. as of September 29, 2019

As of September 29, 2019

(in thousands)

Cash	$311
Total assets	$79,582
Total liabilities	$73,421
Total stockholders’ equity	$6,161

FAT Brands Inc. Consolidated EBITDA and Adjusted EBITDA Reconciliation

	13 weeks ended September 29, 2019	13 weeks ended September 30, 2018	39 weeks ended September 29, 2019	39 weeks ended September 30, 2018

(in thousands)

Net income (loss)	$1,154	$10	$(64)	$892
Interest expense, net	1,975	1,428	5,357	1,942
Provision for income taxes (benefit)	(372)	199	253	495
Depreciation and amortization expense	258	120	536	193
EBITDA	$3,015	$1,757	$6,082	$3,522
Stock based compensation expenses	59	125	218	370
Non-cash lease expenses (1)	29	-	153	-
Acquisition costs	50	345	247	345
Refranchising (gain)	(902)	-	(851)	-
Adjusted EBITDA	$2,251	$2,227	$5,849	$4,237

(1) Included non-cash lease expense costs related to new lease accounting standards